Exhibit 99.3

[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]

Board of Directors

NXP Semiconductors N.V.

High Tech Campus 60

Eindhoven 5656 AG

The Netherlands

Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated March 1, 2015, to the Board of Directors of NXP Semiconductors N.V. (“NXP”) as Annex B to, and reference thereto under the headings “SUMMARY — Opinion of NXP’s Financial Advisor” and “THE MERGER — Opinion of NXP’s Financial Advisor” in the joint proxy statement/prospectus relating to the proposed transaction involving NXP and Freescale Semiconductor, Ltd., which joint proxy statement/prospectus forms a part of the Registration Statement on Form F-4 of NXP (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

April 2, 2015